Exhibit 10.2

Charter Flight Reimbursement Agreement

This Charter Flight Reimbursement Agreement (the “Agreement”) is made and entered into as of the ____ day of _________, ____, by and between U.S. Bank National Association (“U.S. Bank”) and ___________________________________, an individual and employee of U.S. Bank (“User”).

WITNESSETH:

WHEREAS, U.S. Bank and User have entered into that certain Aircraft Time Sharing Agreement dated as of _____________ (the “Time Sharing Agreement”), which allows for User to reimburse U.S. Bank strictly in accordance with §91.501 of the Federal Aviation Regulations (“FARs”) for the use of U.S. Bank’s corporate aircraft fleet on a limited basis for the purpose of commuting to and from U.S. Bank’s home base and for other purposes approved by U.S. Bank; and

WHEREAS, in addition to the aircraft operated by U.S. Bank under the Time Sharing Agreement, from time to time U.S. Bank may, acting as a limited agent on behalf of User, contract for the provision of charter flights, not operated by U.S. Bank, for the use of User for similar purposes (“Charter Flights”), and this Agreement shall govern the provision and reimbursement for the costs of such flights. Such flights shall not be governed by the Time Sharing Agreement and any aircraft provided for such charter flights shall not be deemed “Aircraft” as that term is used under the Time Sharing Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1. Arrangements. From time to time, upon request by User, U.S. Bank may, in its discretion, and with the consent of User, make arrangements for Charter Flights on behalf of User.

2. Limited Agent. User hereby nominates U.S. Bank as its limited agent for the purpose of obtaining Charter Flights on its behalf in such circumstances, and U.S. Bank accepts such nomination. Any Charter Flights arranged by U.S. Bank on behalf of User shall be operated by an air carrier certified under FAR Part 135, and such Charter Flights shall be operated by such air carrier under those rules. User acknowledges that in engaging Charter Flights on User’s behalf, U.S. Bank may be required to sign proposals or agreements which may, in some cases, limit the rights of U.S. Bank and/or User against the relevant air carrier, and U.S. Bank will make such proposals or agreements available to User for its review upon request.

3. Program. Further, U.S. Bank has entered into various agreements (the “Fractional Program Agreements”) with respect to the NetJets fractional ownership program (as such term is defined in 14 CFR §91.1001) (the “Program”), pursuant to which U.S. Bank has purchased or has rightful possession of fractional ownership interests in the aircraft described below (the “NetJets Aircraft”). U.S. Bank has secured a commitment from the Program that all flights operated under the Program will be operated under FAR Part 135. Under the Program, U.S.

Bank is entitled to use or operate the NetJets Aircraft subject to the Program and other aircraft available under dry lease exchange arrangements or otherwise under the Program (with the NetJets Aircraft, the “Program Aircraft”). When determined by U.S. Bank, U.S. Bank may agree to permit User to use the Program Aircraft from time to time hereunder for a Charter Flight.

Registration Number	Make and Model of NetJets Aircraft	Serial Number
* This list may be updated from time to time by U.S. Bank as it makes changes under the Program

4. Payment. When U.S. Bank arranges a Charter Flight on behalf of User, U.S. Bank shall make any and all payments for such operations directly to the vendor of such services, including under the Program, and shall pay any required and applicable Federal Excise Taxes, surtaxes or similar due on such transportation. User shall reimburse U.S. Bank under the terms set forth in this section. U.S. Bank shall provide or cause to be provided to User an invoice for the charges specified below, such invoice to be issued within ninety (90) days after the end of each calendar month for flights performed within such month. User shall pay U.S. Bank the full amount of such invoice within thirty (30) days of the date of the invoice. In the event U.S. Bank has not received supplier invoices for reimbursable charges relating to such flight prior to such invoicing, U.S. Bank may issue supplemental invoice(s) for such charge(s) to User, and User shall pay such charge(s) within thirty (30) days of the date of each supplemental invoice. At U.S. Bank’s sole option, User hereby authorizes U.S. Bank to net the amounts due from User to U.S. Bank from any amounts otherwise due from U.S. Bank to User, including without limitation via payroll or similar deductions.

a. If a Charter Flight is provided under the Program, U.S. Bank shall invoice (and User shall reimburse) for the hourly charges, including fuel charges and surtaxes, and incidental expenses associated with such Charter Flight, but U.S. Bank will not invoice for any excess amount such as Monthly Management Fees or other charges not directly related to the Charter Flight.

b. If a Charter Flight is provided by an air carrier outside the Program, U.S. Bank shall invoice (and User shall reimburse) the actual cost of such Charter Flight up to and including the total cost of the flight including applicable taxes and incidentals charged to U.S. Bank, but in no event will U.S. Bank invoice User for an amount in excess of the total cost to U.S. Bank.

5. Insurance. U.S. Bank will confirm that each air carrier providing Charter Flights hereunder has maintained in full force and effect aircraft liability insurance in respect of the aircraft used for such Charter Flights for bodily injury to or death of persons (including passengers) and property damage liability.

6. Use of Aircraft.

a. User warrants that:

(i) It will use the Aircraft under this Agreement for and only for its own account for commuting and other purposes approved by U.S. Bank, including the carriage of its guests, and will not use, or hold out the use of, any Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire;

(ii) During any Charter Flights, it will abide by and conform to, and will cause all passengers to abide by and conform to, all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the aircraft and the air carrier providing such transportation.

7. Limitation of Liability. NEITHER U.S. BANK (NOR ITS AFFILIATES, EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR REPRESENTATIVES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY AIR CARRIER PROVIDING SERVICES HEREUNDER. USER AGREES THAT ITS SOLE RECOURSE AND EXCLUSIVE REMEDY FOR ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY SHALL BE SUCH PROCEEDS TO WHICH IT IS ENTITLED FROM THE INSURANCE DESCRIBED UNDER THIS AGREEMENT. USER HEREBY WAIVES ON BEHALF OF ITSELF AND ITS HEIRS, EXECUTORS, SUCCESSORS, AND ASSIGNS OF ANY KIND WHATSOEVER ANY RIGHT TO RECOVER ANY DAMAGE, LOSS, OR EXPENSE ARISING OUT OF THIS AGREEMENT OR THE SERVICES PROVIDED HEREUNDER OR CONTEMPLATED HEREBY EXCEPT AS SPECIFICALLY PROVIDED IN THE PRECEDING SENTENCE. IN NO EVENT SHALL U.S. BANK BE LIABLE FOR OR HAVE ANY DUTY FOR INDEMNIFICATION OR CONTRIBUTION TO USER FOR ANY CLAIMED INDIRECT, SPECIAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES, OR FOR ANY DAMAGES REGARDLESS OF WHETHER IT KNEW OR SHOULD HAVE KNOWN OF THE POSSIBILITY OF SUCH DAMAGE, LOSS OR EXPENSE. The provisions of this section shall survive the termination or expiration of this Agreement.

8. Notices and Communications. All notices and other communications under this Agreement shall be in writing or email and shall be deemed to have been duly given upon receipt or refusal to accept receipt by personal delivery, by facsimile, or by a reputable overnight courier service.

Neither party shall object to the manner or timing of notice for any notice which was actually received by such party.

9. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements other than as expressly set forth herein.

10. Further Acts. U.S. Bank and User shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other party.

11. Successors and Assigns. Neither this Agreement nor any party’s interest herein shall be assignable to any other party. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives and successors.

12. Termination. Either party may terminate this Agreement for any reason upon prior written notice to the other, such termination to become effective ten (10) days from the date of the notice; provided, that this Agreement may be terminated as a result of a breach by either party of its obligations under this Agreement on three (3) days’ written notice by the non-breaching party to the breaching party; and provided further, that this Agreement may be terminated on such shorter notice as may be required to comply with applicable laws, regulations. Further, this Agreement shall automatically terminate without notice on such date that User is no longer an employee of U.S. Bank or an affiliate of U.S. Bank. Notwithstanding any termination of this Agreement, User shall remain responsible for the costs and expenses incurred during the term.

13. Governing Law and Consent to Jurisdiction. This Agreement shall be construed under and the legal relations between the parties shall be governed by the laws of the State of Minnesota. The parties hereby consent and agree to submit to the non-exclusive jurisdiction and venue of any state or federal court in the State of Minnesota in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum non-conveniens or similar principles. The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction.

14. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.

15. Amendment or Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and is not intended to confer upon any person or entity any rights or remedies hereunder which are not expressly granted herein. This Agreement may be amended or modified only in writing duly executed by the parties hereto.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Charter Flight Reimbursement Agreement to be duly executed on the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION	USER: ________________________

By: ___________________________	_____________________________
Name: ________________________
Title: _________________________

Signature Page to Charter Flight Reimbursement Agreement

5